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                           Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-18495) pertaining to the Aftermarket Technology Corp. 1996 Stock Incentive Plan of our report dated February 14, 1997, with respect to the consolidated financial statements and schedule of Aftermarket Technology Corp. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.


/s/ ERNST & YOUNG LLP


Seattle, Washington
March 14, 1997